                                                                    EXHIBIT 4.25

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into as of this 28th day of August, 2003 by and between Patrick McDougall, an individual ("Selling Shareholder") and Red Brook Developments Limited ("Red Brook"), an Ontario, Canada corporation and Zivojin Maznic ("Maznic"), and individual relating to the sale by Selling Shareholder of the Issuer Securities (as such term is hereinafter defined) to Purchaser (as hereinafter defined). Hereinafter, Red Brook and Maznic shall collectively be referred to as the "Purchaser".

                              W I T N E S S E T H:

      WHEREAS, Selling Shareholder is the owner and holder of a Subsequent Funding Debenture and the addenda thereto as the same have been amended and supplemented from time to time in the amount of $50,000 (the "Debenture") issued by Visual Bible International, Inc., a Florida corporation (the "Issuer"), 61,100 shares (the "Shares") of the $.001 par value common stock (the "Issuer Shares") or the Issuer and a Warrant (the "Warrant") issued by the Issuer and exercisable for 27,750 Issuer Shares. Hereinafter, the Debenture, the Shares and the Warrant shall be collectively referred to as the "Issuer Securities";

      WHEREAS, Purchaser agrees to purchase and Selling Shareholder agrees to sell the issuer Securities on the terms and conditions hereinbelow set forth;

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for additional good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Purchase and Sale. Purchaser hereby agrees to purchase and Selling Shareholder hereby agrees to sell the Issuer Securities, on the price, terms and conditions hereinbelow set forth.

      2.    Purchase Price and Payment.

            (a) The purchase price for the issuer Securities is Fifty Thousand ($50,000) United States Dollars (the "Purchase Price").

            (b) On the Closing Date (as hereinafter defined), Purchaser shall pay the Purchase Price to the Selling Shareholder in readily available funds by bank check or wire transfer.

            (c) In connection with the Purchase of the Issuer Securities and the payment of the Purchase Price therefor. Red Brook will acquire fifty percent (50%) of the Issuer Securities and will be responsible for the payment of fifty percent (50%) of the Purchase Price and Maznic will acquire fifty percent (50%) of the Issuer Securities and will be responsible for the payment of fifty percent (50%) of the Purchase Price.

      3. Closing. Subject to the Conditions of Closing (as hereinafter defined) the closing of the transaction contemplated herein (the "Closing") shall take place on or before August 28, 2003, or such other date as pray be agreed upon by the parties hereto (the "Closing Date"), at Toronto or at such other location as may be agreed upon by the parties hereto. At the Closing, the Selling Shareholder shall deliver to the Purchaser, the Debenture, along with the an allonge (collectively, the "Allonge") thereto in favor of each of Red Brook and Maznic, the certificate representing the Shares, along with duly executed stock powers (the "Stock Powers") in favor of each of Red Brook and Maznic and the Warrant, along with duty executed Warrant assignments (the "Warrant Assignments") in favor of each of Red Brook and Maznic, and each of Red Brook and Maznic shall deliver to Purchaser a copy of the duly executed

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                                                                    EXHIBIT 4.25

transfer representation letters (the "Representation Letters") and each of Red Brook and Maznic shall pay the portion of the Purchase Price to the Selling Shareholder as required hereunder, Selling Shareholder agrees that upon the Closing, Selling Shareholder shall have no right to or interest in the Issuer Securities or the matters set forth therein, including for the avoidance of doubt, the Royalty (as defined in the Debenture).

      4. Conditions To Obligation of Purchaser to Conclude the Closing. The obligation of the Purchaser to conclude the Closing is subject to the material accuracy of the representations and warranties set forth in paragraph 5 below at and as of the Closing Date.

      5. Representation, Warranties and Covenant of Selling Shareholder. Selling Shareholder hereby represents, warrants and covenants to Purchaser, as follows:

            (a) Selling Shareholder has full authority and legal capacity to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by Selling Shareholder and constitutes the valid and binding obligation of Selling Shareholder, enforceable against Selling Shareholder in accordance with its respective terms.

            (b) The Selling Shareholder has good and marketable title to the Issuer Securities, free and clear of any lien or other encumbrance whatsoever.

            (c) Selling Shareholder is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Selling Shareholder to consummate the transactions contemplated by this Agreement.

            (d) Neither the execution or delivery hereof nor the consummation of the transactions contemplated hereby constitutes a violation by Selling Shareholder of any law, rule. regulation, order, judgment or decree of any court or of any local governmental authority or body applicable to Selling Shareholder.

            (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not violate any provision of any agreement or conflict with any restriction of any kind or nature to which Selling Shareholder is a party or by which Selling Shareholder is bound or allow any party to any such agreement to terminate such agreement or alter the terms or conditions thereof.

            (f) There are no claims for brokerage commissions or finder's fees in connection with the transactions contemplated hereby which have arisen or may arise from any act or failure to act of Selling Shareholder or any person or entity authorized to act on behalf of Selling Shareholder.

            (g) None of the representations or warranties by Selling Shareholder contained in this Agreement or in any certificate or document furnished by Selling Shareholder pursuant hereto, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein in light of the circumstances under which they were made not misleading.

      6. Representations, Warranties and Covenants of Purchaser. Each Purchaser hereby represents, warrants and covenants to Selling Shareholder as follows:

            (a) Each Purchaser has full authority and legal capacity to execute, deliver and perform this Agreement and this Agreement has been duly and validly executed and delivered by each

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                                                                    EXHIBIT 4.25

Purchaser and constitutes the valid and binding obligation of each Purchaser, enforceable against each Purchaser in accordance with its respective terms.

            (b) Neither Purchaser is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the each such Purchaser to consummate the transactions contemplated by this Agreement.

            (c) Neither the execution or delivery hereof nor the consummation of the transactions contemplated hereby constitutes a violation by either Purchaser of any law, rule, regulation, order, judgment or decree of any court or of any local governmental authority or body applicable to such Purchaser.

            (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not violate any provision of any agreement or conflict with any restriction of any kind or nature to which Purchaser is a party or by which Purchaser is bound or allow any party to any such agreement to terminate such agreement or alter the terms or conditions thereof.

            (e) There are no claims for brokerage commissions or finder's fees in connection with the transactions contemplated hereby which have arisen or may arise from any act or failure to act of Purchaser or any person or entity authorized to act on behalf of Purchaser.

            (f) Purchaser specifically understands that the Issuer Securities are restricted Securities. Accordingly, Purchaser understands the following:

                  (1) Restrictions on Transferability. No transfer or other disposition of the Issuer Securities to be acquired by Purchaser pursuant hereto shall be valid unless made by Purchaser in accordance with the legend affixed to such Issuer Securities.

                  (2)   Legend. A legend shall be imprinted on each Issuer
      Security.

                  (3) Representation Letters. Each Purchaser has reviewed the content of the Representation Letters and each of the representations contained therein are true and correct.

            (g) Purchaser has had the opportunity to discuss the business, management and financial condition of the Issuer with the management of Issuer and has had the opportunity to ask questions of the management Issuer.

            (h) None of the representations or warranties by Purchaser contained in this Agreement or in any certificate or document furnished by it pursuant hereto, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements or information contained herein or therein in light of the circumstances under which they were made not misleading.

      7.    Indemnification.

            (a) Selling Shareholder Indemnification. The Selling Shareholder hereby agrees to indemnify, defend and hold harmless Purchaser from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorney's fees and expenses asserted against, imposed upon

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                                                                    EXHIBIT 4.25

or incurred by Purchaser resulting from or by reason of a breach of any representation, warranty, covenant or agreement of the Selling Shareholder contained herein.

            (b) Purchaser Indemnifcation. The Purchaser hereby agrees to indemnify, defend and hold harmless Issuer from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorney's fees and expenses asserted against, imposed upon or incurred by Issuer resulting from or by reason of a breach of any representation, warranty or covenant of the Purchaser contained herein.

      8. Conditions of Indemnification. The obligations and liabilities of the parties hereunder regarding claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

            (a) The party claiming indemnification (the "Indemnified Party") hereby agrees to promptly notify the party against whom indemnification is claimed ((he "Indemnifying Party") in writing of any claims asserted against, imposed upon or incurred by the Indemnified Party and the Indemnifying Party hereby agrees to undertake the defense thereof by representatives chosen by the Indemnifying Party. The Indemnifying Party shall have the right to control and handle the conduct of any litigation. The Indemnified Party hereby agrees to cooperate with the Indemnifying Party in the defense of any such claim or proceeding. The Indemnifying Party hereby agrees to keep the indemnified Party informed as to the progress of any such claim or proceeding; and

            (b) In the event that the Indemnifying Party, within fifteen (15) days after notification by the Indemnified Party of any claim, fails to defend, control or handle such matter, the Indemnified Party shall have the right, upon written notification to the Indemnified Party, to defend, compromise or settle the same on behalf of and for the account and at the risk of the Indemnifying Party. In such event, the Indemnifying Party hereby agrees to advance and pay all costs and reasonable attorney fees of such indemnification and give full cooperation to the Indemnified Party, subject, however, to the right of the Indemnifying Party to assume such defense at any time prior to final settlement, compromise or determination thereof.

      9. Remedies. Except as specifically provided for elsewhere herein, all remedies hereunder shall be cumulative and shall not preclude the assertion by any party of any other rights or the seeking of any other remedies by it against the other party, including, but not limited to, the right of specific performance.

      10. Additional Agreements. Each of the parties hereto shall execute such documents and other papers and take such further actions is may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby and each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including causing party's representations, warranties and covenants set forth herein to remain true and correct at and as of the Closing Date as though made on and as of the Closing Date.

      11. Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

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                                                                    EXHIBIT 4.25

      12. Termination. Without prejudice to other remedies which may be available to the parties pursuant to the terms of this Agreement, this Agreement may be terminated and the sale of the Issuer Securities contemplated herein may be abandoned:

            (a)   by mutual consent of the parties hereto; or

            (b) by a nondefaulting party (the "Notifying Party") hereto by giving written notice of such termination on the Closing Date to the other party (the "Notified Party") if, as of the Closing Date, any material conditions precedent to the performance of the obligations of the party giving such notice shall not have been satisfied and shall not have been waived by such party, provided, however, that the Notified Party shall be allowed five (5) business days within which to satisfy any such unsatisfied condition precedent, other than the failure to make payment of the Purchase Price.

      13. Press Releases anti Public Announcements. No party hereto, or any related entity or person, shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written consent of all parties hereto; provided, however, that any party may make any public disclosure such party believes in good faith is required by applicable law.

      14.   Miscellaneous.

            (a) Arbitration. Claims, disputes and other matters in question between the parties to this Agreement arising out of or relating to this Agreement shall be decided by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA") then in affect, unless Purchaser and Selling Shareholder agree otherwise. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or any other manner, parties other than Purchaser, Selling Shareholder and other persons substantially involved in common questions of fact or law whose presence is required if complete relief is to be accorded in arbitration. Consent to arbitration involving an additional person or persons shall not constitute consent to arbitration of a dispute not described or with a person not named therein. This provision shall be specially enforceable in any court of competent jurisdiction. Notice of demand for arbitration shall be filed in writing by either Purchaser or Selling Shareholder with the AAA. The demand shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand fix arbitration be made after the date when the applicable statute of limitations would bar institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. Unless otherwise agreed by Purchaser and Selling Shareholder, in writing, the award rendered by the arbitrator(s) shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction. This Paragraph 14(a) shall survive the Closing of this Agreement and through any applicable indemnity periods set forth this Agreement.

            (b) Benefit. This Agreement shall entire to the benefit of the parties hereto and their respective successors and assigns.

            (c) Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

            (d) Entire Agreement. This Agreement, including all schedules and other instruments or documents referred to herein or delivered pursuant hereto which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, warranties, promises, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to the subject matter hereof. This Agreement may be amended only by a

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                                                                    EXHIBIT 4.25

written agreement duty executed by the patties hereto. Any condition to a particular party's obligations hereunder may be waived in writing by such party.

            (e) Facsimile Signatures. Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution.

            (f) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida, without giving effect to conflicts of law.

            (g) Headings. The headings contained in this Agreement have been inserted for convenience and reference purposes only and shall not affect the meaning or interpretation hereof in any manner whatsoever.

            (h)   Notices.

                  (1) Any notice, request, demand, instruction or other communication required or permitted to be given by the terms of this Agreement or under any applicable law by either party hereunder shall be in writing and may be hand delivered, sent by FedEx or other recognized delivery service, sent by certified or registered mail, postage prepaid and return receipt requested or sent via facsimile. Such written notice shall be addressed as follows:

If to Selling Shareholder:

      Patrick McDougall
      c/o James K. McDonald
      Sack Goldblatt Mitchell LLP
      20 Dundas Street West, Suite 1130, P.O. Box 180
      Toronto, ON M5G 2G8

If to Purchaser:

Red Book Developments Limited  -   and  -  Zivojin Maznic
2450 Lesmill Road                          1004 - 100 Upper Madison Avenue
Don Mills, ON                              Toronto, ON
M3B 2T5                                    M2N 6M4

                  (2) Any notice provided pursuant hereto shall be deemed to have been received by the addressee on the day after such notice is deposited, addressed as required hereby, with a courier service, FedEx or other recognized delivery service; four (4) days after such notice is deposited, addressed as required hereby, with the United States Postal Service; and on the date such notice is transmitted, addressed as required by this Agreement, provided a transmission report generated by the sender indicates receipt by recipient of such transmission.

                  (3) The addresses set forth in this paragraph may be changed by either party by giving notice of such change to the other party in the manner provided herein for giving notice.

            (i) Remedies. In the event of a breach or threatened breach by either party of its obligations hereunder, each party acknowledges that the other party may not have an adequate remedy at

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                                                                    EXHIBIT 4.25

law and shall be entitled to such equitable and injunctive relief as may be available to restrain the other party

            (j) Separability. If any of the terms, provisions or conditions contained in this Agreement shall be declared to be invalid or void in any judicial proceeding, this Agreement shall be honored and enforced to the extent of its validity, and those provisions not declared invalid shall remain in full force and effect.

                          (Signatures appear next page)

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                                                                    EXHIBIT 4.25

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         SELLING SHAREHOLDER:

                                        /s/ Patrick McDougall
                                        ----------------------------------------
                                            Patrick McDougall

                                         PURCHASER:

                                         Red Brook Developments Limited

                                         By: /s/ Elly Reisman
                                             -----------------------------------

                                             /s/ Zivojin Maznic
                                             -----------------------------------
                                                 Zivojin Maznic

                                       -8-